Exhibit 99.2

WHITE RIVER HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

JUNE 30, 2022 (UNAUDITED) AND MARCH 31, 2022

	JUNE 30,	MARCH 31,
	2022	2022
	(UNAUDITED)
ASSETS

CURRENT ASSETS:

Cash (all restricted cash)	$201,050	$251,050
Accounts receivable, net of allowance of $208,713 as of March 31, 2022 and 2021, respectively	795,178	634,483
Inventories - Crude Oil	136,007	107,026
Prepaid expenses and other current assets	967,507	318,771

Total current assets	2,099,742	1,311,330

NON-CURRENT ASSETS:
Property and equipment, net	1,182,034	596,464
Right of use asset - operating lease	207,842	243,494
Oil and gas properties, full cost-method	5,536,495	6,626,793
Capitalized drilling costs, net of depletion	348,725	604,574
Other income	14,760	14,760
Goodwill	2,100,374	2,100,374

Total non-current assets	9,390,230	10,186,459

TOTAL ASSETS	$11,489,972	$11,497,789

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$568,399	$799,100
Accrued liabilities	72,200	119,600
Due to parent	27,666,345	25,068,890
Cash overdraft	138,191	27,918
Current portion of notes payable	41,414	-
Current portion of lease liability - operating lease	156,259	155,263

Total current liabilities	28,642,808	26,170,771

NON-CURRENT LIABILITIES
Lease liability - operating lease, net of current portion	70,763	110,235
Notes payable, net of current portion	103,852	-
Asset retirement obligations	746,061	1,303,751

Total non-current liabilities	920,676	1,413,986

Total Liabilities	29,563,484	27,584,757

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.000001 par value, 1,000 shares authorized and no shares issued and outstanding	-	-
Common stock, $0.000001 par value, 100,000,000 shares authorized and 60,000,000 shares issued and outstanding	60	60
Additional paid in capital	591,947	591,947
Accumulated deficit	(18,665,519)	(16,678,975)

Total stockholders’ equity (deficit)	(18,073,512)	(16,086,968)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$11,489,972	$11,497,789

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WHITE RIVER HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	JUNE 30,
	2022	2021

REVENUES	$1,614,275	$1,574,404

OPERATING EXPENSES
Salaries and salaries related costs	445,605	282,173
Oilfield costs, supplies and repairs	2,024,993	684,475
Selling, general and administrative costs	1,319,528	941,684
Depreciation, amortization, impairment, depletion, and accretion	168,864	766,655

Total operating expenses	3,958,990	2,674,987

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE)	(2,344,715)	(1,100,583)

OTHER INCOME (EXPENSE)
Change in fair value of derivative liabilities	-	1,537,365
Gain on sale of oil and gas property and ARO	360,376	598,860
Interest expense, net of interest income	(2,205)	(17,876)
Total other income	358,171	2,118,349

(LOSS) INCOME FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(1,986,544)	1,017,766

PROVISION FOR INCOME TAXES	-	-

NET (LOSS) INCOME	$(1,986,544)	$1,017,766

NET (LOSS) INCOME PER SHARE	$(0.03)	$0.03

WEIGHTED AVERAGE SHARES OUTSTANDING	60,000,000	60,000,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WHITE RIVER HOLDINGS CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

						Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - March 31, 2021	-	$-	60,000,000	$60	$2,325,731	$(9,756,222)	$(7,430,431)

Cost allocations from Ecoark Holdings	-	-	-	-	(974,485)	-	(974,485)
Net loss for the year	-	-	-	-	-	1,017,766	1,017,766

Balance - June 30, 2021	-	-	60,000,000	60	1,351,246	(8,738,456)	(7,387,150)

Balance - March 31, 2022	-	$-	60,000,000	$60	$591,947	$(16,678,975)	$(16,086,968)
	-	-	-	-	-	-	-
Cost allocations from Ecoark Holdings	-	-	-	-	-	-	-
Net income (loss) for the period	-	-	-	-	-	(1,986,544)	(1,986,544)

Balance - June 30,, 2022	-	$-	60,000,000	$60	$591,947	$(18,665,519)	$(18,073,512)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WHITE RIVER HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	JUNE 30,
	2022	2021

CASH FLOW FROM OPERATING ACTIVITIES FROM OPERATIONS
Net (loss) income	$(1,986,544)	$1,017,766
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Home office allocation	-	(974,485)
Depreciation, amortization, depletion, and accretion	168,864	766,655
Loss on disposal of oil and gas property, ARO and fixed assets	(360,376)	(6,573)
Changes in assets and liabilities
Accounts receivable	(160,695)	229,149
Inventory	(28,981)	6,561
Prepaid expenses and other current assets	(648,736)	(700,697)
Amortization of right of use asset - operating leases	35,652	33,962
Due to parent	2,597,455	3,213,283
Operating lease expense	(38,476)	(36,010)
Accrued payable and accrued liabilities	(278,101)	(3,445,212)
Total adjustments	1,286,606	(913,367)
Net cash (used in) provided by operating activities	(699,938)	104,399

CASH FLOWS FROM INVESTING ACTIVITES
Proceeds from the sale of oil and gas properties	999,999	-
Purchase of fixed assets	(605,600)	-
Net cash provided by investing activities	394,399	-

CASH FLOWS FROM FINANCING ACTIVITES
Increase (decrease) in cash overdraft	110,273	(104,399)
Proceeds from long-term debt	145,266	-
Net cash provided by (used in) financing activities	255,539	(104,399)

NET DECREASE IN CASH AND RESTRICTED CASH	(50,000)	-

CASH AND RESTRCITED CASH - BEGINNING OF PERIOD	251,050	250,413

CASH AND RESTRICTED CASH - END OF PERIOD	$201,050	$250,413

SUPPLEMENTAL DISCLOSURES
Cash paid for interest expense	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2022 AND 2021

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Pinnacle Frac Holdings Corp is a corporation established pursuant to the laws of the State of Delaware on April 2, 2018. Pinnacle Frac Holdings Corp was renamed Banner Midstream Corp (“Banner Midstream”) by the Delaware Division of Corporations on December 6, 2018.

On March 27, 2020, Ecoark Holdings, Inc. (“Ecoark Holdings”) and Banner Energy Services Corp., a Nevada corporation (“Banner Parent”), entered into a Stock Purchase and Sale Agreement (the “Banner Purchase Agreement”) to acquire Banner Midstream. Pursuant to the acquisition, Banner Midstream became a wholly owned subsidiary of the Ecoark Holdings received shares of Ecoark Holdings, Inc. (“Ecoark Holdings”) common stock in exchange for all of the issued and outstanding shares of Banner Midstream.

Banner Midstream has two active operating subsidiaries: Pinnacle Frac Transport LLC (“Pinnacle Frac”), and Capstone Equipment Leasing LLC (“Capstone”). The Company assigned the ownership interests of White River Holdings Corp. (“White River”), and Shamrock Upstream Energy LLC (“Shamrock”) to Ecoark Holdings in June 2022. These consolidated financial statements do not include the operations of Pinnacle Frac and Capstone.

White River and Shamrock are engaged in oil and gas exploration, production, and drilling operations on over 30,000 cumulative acres of active mineral leases in Texas, Louisiana, and Mississippi.

On June 11, 2020, the Company acquired certain energy assets from SR Acquisition I, LLC for $1,000 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of 262 total wells in Mississippi and Louisiana, approximately 9,000 acres of active mineral leases, and drilling production materials and equipment. The 262 total wells include 57 active producing wells, 19 active disposal wells, 136 shut-ins with future utility wells, and 50 shut-in pending plugging wells. Included in the assignment are 4 wells in the Tuscaloosa Marine Shale formation. One of the leases acquired in this transaction was sold in November 2020.

On June 18, 2020, the Company acquired certain energy assets from SN TMS, LLC for $500 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of wells, active mineral leases, and drilling production materials and equipment.

On August 14, 2020, the Company entered into an Asset Purchase Agreement by and among the Company, White River E&P LLC, a Texas Limited Liability Company and a wholly owned subsidiary of the Company Rabb Resources, LTD. and Claude Rabb, the sole owner of Rabb Resources, LTD. Pursuant to the Asset Purchase Agreement, the Company completed the acquisition of certain assets of Rabb Resources, LTD. The acquired assets consisted of certain real property and working interests in oil and gas mineral leases. The Company in June 2020 previously provided for bridge financing to Rabb Resources, LTD under the $225,000 Senior Secured Convertible Promissory Note. As consideration for entering into the Asset Purchase Agreement, the Company agreed to pay Rabb Resources, LTD. A total of $3,500,000 consisting of (i) $1,500,000 in cash, net of $304,475 in outstanding amounts related to the note receivable and accrued interest receivable, and (ii) $2,000,000 payable in common stock of the Company, which based on the closing price of the common stock as of the date of the Asset Purchase Agreement equaled 102,828 shares. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the Rabb Resources, LTD historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

On September 4, 2020, White River SPV 3, LLC, a wholly owned subsidiary of Banner Midstream entered into an Agreement and Assignment of Oil, Gas and Mineral Lease with a privately held limited liability company (the “Assignor”). Under the Lease Assignment, the Assignor assigned a 100% working interest (75% net revenue interest) in a certain oil and gas lease covering in excess of 1,600 acres (the “Lease”), and White River paid $1,500,000 in cash to the Assignor. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

On October 9, 2020, the Company and White River SPV, entered into a Participation Agreement (the “Participation Agreement”) by and among the Company, White River SPV, BlackBrush Oil & Gas, L.P. (“BlackBrush”) and GeoTerre, LLC, an unrelated privately held limited liability company (the “Assignor”), to conduct drilling of wells in the Austin Chalk formation.

Pursuant to the Participation Agreement, the Company and White River SPV pre-funded a majority of the cost, approximately $5,746,941, associated with the drilling and completion of an initial deep horizontal well in the Austin Chalk formation of which $3,387,000 was expensed as drilling costs. The Participation Agreement required the drilling costs that were paid into a designated escrow account at the commencement of the drilling in January 2021, which it was. BlackBrush agreed to assign to the other parties to the Participation Agreement, subject to certain exceptions and limitations specified therein, specified portions of its leasehold working interest in certain Austin Chalk formation units.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022 AND 2021

The Participation Agreement provides for an initial allocation of the working interests and net revenue interests among the assignor, BlackBrush and the Company and then a re-allocation upon payout or payment of drilling and completion costs for each well drilled. Prior to payout, the Company will own 90% of the working interest and 67.5% of the net revenue interest in each well. Following payout, the Company will own 70% of working interest and 52.5% net revenue interest in each well.

The Parties to the Participation Agreement, except for the Company, had previously entered into a Joint Operating Agreement, dated September 4, 2020 (the “Operating Agreement”) establishing an area of mutual interest, including the Austin Chalk formation, and governing the parties’ rights and obligations with respect to drilling, completion and operation of wells therein. The Participation Agreement and the Operating Agreement require, among other things, that White River SPV and the Company drill and complete at least one horizontal Austin Chalk well with a certain minimum lateral each calendar year and/or maintain leasehold by paying its proportionate share of any rental payments.

On September 30, 2020, the Company entered into three Asset Purchase Agreements (the “Asset Purchase Agreements”) with privately held limited liability companies to acquire working interests in the Harry O’Neal oil and gas mineral lease (the “O’Neal OGML”), the related well bore, crude oil inventory and equipment. Immediately prior to the acquisition, White River Energy owned an approximately 61% working interest in the O’Neal OGML oil well and a 100% working interest in any future wells.

The purchase prices of these leases were $125,474, $312,264 and $312,262, respectively, totaling $750,000. The consideration paid to the Sellers was in the form of 68,000 shares of Ecoark Holdings common stock. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

In February and March 2021, the Company acquired additional leases for $916,242 under the Blackbrush/Deshotel lease related to the Participation Agreement.

On August 16, 2021 the Company and Shamrock Upstream Energy, LLC, a wholly-owned subsidiary of the Company entered into an agreement with a privately-held limited liability company to acquire working interests in the Luling Prospect for $250,000. No other assets were acquired in this transaction, nor was there any recognized ARO for this working interest. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

On September 1, 2021 the Company entered into an agreement with several individuals to acquire working interests in the various leases in Concordia, LA for $53,500. No other assets were acquired in this transaction, nor was there any recognized ARO for this working interest. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Principles of Consolidation

The Company prepares its consolidated financial statements on the accrual basis of accounting. The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, all of which have a year end of March 31. All intercompany accounts, balances and transactions have been eliminated in the consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. These estimates include, but are not limited to, management’s estimate of provisions required for uncollectible accounts receivable, impaired value of equipment and intangible assets, including goodwill, liabilities to accrue, cost incurred in the satisfaction of performance obligations, permanent and temporary differences related to income taxes, cost allocations from Ecoark Holdings to present these consolidated financial statements on a standalone basis and determination of the fair value of stock awards.

Actual results could differ from those estimates.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022 AND 2021

The estimates of proved, probable and possible oil and gas reserves are used as significant inputs in determining the depletion of oil and gas properties and the impairment of proved and unproved oil and gas properties. There are numerous uncertainties inherent in the estimation of quantities of proven, probable and possible reserves and in the projection of future rates of production and the timing of development expenditures. Similarly, evaluations for impairment of proved and unproved oil and gas properties are subject to numerous uncertainties including, among others, estimates of future recoverable reserves and commodity price outlooks. Actual results could differ from the estimates and assumptions utilized.

Oil and Gas Properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Under the full cost method of accounting, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs are capitalized. General and administrative costs related to production and general overhead are expensed as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit of production method using estimates of proved reserves. Disposition of oil and gas properties are accounted for as a reduction of capitalized costs, with no gain or loss recognized unless such adjustment would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in operations. Unproved properties and development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the loss from operations before income taxes and the adjusted carrying amount of the unproved properties is amortized on the unit-of-production method.

There was $130,488 and $717,403 in depletion expense for the Company’s oil and gas properties for the three months ended June 30, 2022 and 2021, respectively.

Limitation on Capitalized Costs

Under the full-cost method of accounting, we are required, at the end of each reporting period, to perform a test to determine the limit on the book value of our oil and gas properties (the “Ceiling” test). If the capitalized costs of our oil and natural gas properties, net of accumulated amortization and related deferred income taxes, exceed the Ceiling, the excess or impairment is charged to expense. The expense may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the Ceiling. The Ceiling is defined as the sum of: (a) the present value, discounted at 10% and assuming continuation of existing economic conditions, of (1) estimated future gross revenues from proved reserves, which is computed using oil and gas prices determined as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month hedging arrangements pursuant to Staff Accounting Bulletin (“SAB”) 103, less (2) estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves; plus, (b) the cost of properties being amortized; plus, (c) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; net of (d) the related tax effects related to the difference between the book and tax basis of our oil and natural gas properties. A ceiling test was performed as of June 30, 2022 and the Company determined that there was no further impairment of our reserves.

Oil and Gas Reserves

Reserve engineering is a subjective process that is dependent upon the quality of available data and interpretation thereof, including evaluations and extrapolations of well flow rates and reservoir pressure. Estimates by different engineers often vary sometimes significantly. In addition, physical factors such as results of drilling, testing and production subsequent to the date of an estimate, as well as economic factors such as changes in product prices, may justify revision of such estimates. Because proved reserves are required to be estimated using recent prices of the evaluation, estimated reserve quantities can be significantly impacted by changes in product prices.

Joint Interest Activities

Certain of our exploration, development and production activities are conducted jointly with other entities and, accordingly, the consolidated financial statements reflect only our proportionate interest in such activities.

Inventories

Crude oil, products and merchandise inventories are carried at the lower of cost (last-in-first-out (LIFO)) or net realizable value. Inventory costs include expenditures and other charges directly and indirectly incurred in bringing the inventory to its existing condition and location.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

Accounting for Asset Retirement Obligation

Asset retirement obligations (“ARO”) primarily represent the estimated present value of the amount the Company will incur to plug, abandon and remediate its producing properties at the projected end of their productive lives, in accordance with applicable federal, state and local laws. The Company determined its ARO by calculating the present value of the estimated cash flows related to the obligation. The retirement obligation is recorded as a liability at its estimated present value as of the obligation’s inception, with an offsetting increase to proved properties or to exploration costs in cost of revenue.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

● Step 1: Identify the contract with the customer

● Step 2: Identify the performance obligations in the contract

● Step 3: Determine the transaction price

● Step 4: Allocate the transaction price to the performance obligations in the contract

● Step 5: Recognize revenue when the Company satisfies a performance obligation

In order to identify the performance obligations in a contract with a customer, a company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets ASC 606’s definition of a “distinct” good or service (or bundle of goods or services) if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to the customer (i.e., the good or service is capable of being distinct), and the entity’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).

If a good or service is not distinct, the good or service is combined with other promised goods or services until a bundle of goods or services is identified that is distinct.

The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

● Variable consideration

● Constraining estimates of variable consideration

● The existence of a significant financing component in the contract

● Noncash consideration

● Consideration payable to a customer

Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved.

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The standalone selling price is the price at which the Company would sell a promised service separately to a customer. The relative selling price for each performance obligation is estimated using observable objective evidence if it is available. If observable objective evidence is not available, the Company uses its best estimate of the selling price for the promised service. In instances where the Company does not sell a service separately, establishing standalone selling price requires significant judgment. The Company estimates the standalone selling price by considering available information, prioritizing observable inputs such as historical sales, internally approved pricing guidelines and objectives, and the underlying cost of delivering the performance obligation. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.

Management judgment is required when determining the following: when variable consideration is no longer probable of significant reversal (and hence can be included in revenue); whether certain revenue should be presented gross or net of certain related costs; when a promised service transfers to the customer; and the applicable method of measuring progress for services transferred to the customer over time.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

The Company recognizes revenue upon satisfaction of its performance obligation at either a point in time or over time in accordance with ASC 606-10-25.

The Company accounts for incremental costs of obtaining a contract with a customer and contract fulfillment costs in accordance with ASC 340-40, Other Assets and Deferred Costs. These costs should be capitalized and amortized as the performance obligation is satisfied, if certain criteria are met. The Company elected the practical expedient, to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that would otherwise have been recognized is one year or less, and expenses certain costs to obtain contracts when applicable. The Company recognizes an asset from the costs to fulfill a contract only if the costs relate directly to a contract, the costs generate or enhance resources that will be used in satisfying a performance obligation in the future and the costs are expected to be recovered. The Company recognizes the cost of sales of a contract as expense when incurred or when a performance obligation is satisfied. The incremental costs of obtaining a contract are capitalized unless the costs would have been incurred regardless of whether the contract was obtained, are not considered recoverable, or the practical expedient applies.

Revenue under master service agreements is recorded upon the performance obligation being satisfied. Typically, the satisfaction of the performance obligation occurs upon the frac sand load being delivered to the customer site and this load being successfully invoiced and accepted by the Company’s factoring agent.

Accounts Receivable and Concentration of Credit Risk

The Company considers accounts receivable, net of allowance for doubtful accounts, to be fully collectible. The allowance is based on management’s estimate of the overall collectability of accounts receivable, considering historical losses, credit insurance and economic conditions. Based on these same factors, individual accounts are charged off against the allowance when management determines those individual accounts are uncollectible. Credit extended to customers is generally uncollateralized, however credit insurance is obtained for some customers. Past-due status is based on contractual terms.

White River has recognized an allowance for doubtful accounts of $208,713 as of June 30, 2022 and March 31, 2022, respectively.

Fair Value Measurements

ASC 820 Fair Value Measurements defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosure about fair value measurements. ASC 820 classifies these inputs into the following hierarchy:

Level 1 inputs: Quoted prices for identical instruments in active markets.

Level 2 inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 inputs: Instruments with primarily unobservable value drivers.

The carrying values of the Company’s financial instruments such as cash, accounts payable, and accrued expenses approximate their respective fair values because of the short-term nature of those financial instruments.

Cryptocurrencies will consist of cryptocurrency assets and will be presented in current assets. Fair value will be determined by taking the price of the coins from the trading platforms which Agora will most frequently use.

Impairment of Long-lived Assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Earnings (Loss) Per Share of Common Stock

Basic net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share (“EPS”) include additional dilution from common stock equivalents, such as convertible notes, preferred stock, stock issuable pursuant to the exercise of stock options and warrants.

Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented, so only the basic weighted average number of common shares are used in the computations.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

Cost Allocations

The accompanying consolidated financial statements and footnotes of the Company have been prepared in connection with the expected separation and have been derived from the consolidated financial statements and accounting records of Ecoark Holdings, Inc. operated on a standalone basis during the periods presented and were prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for White River, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of White River, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

Management believes the assumptions underlying our financial statements, including the assumptions regarding the allocation of general corporate expenses from our Parent are reasonable. Nevertheless, our financial statements may not include all of the actual expenses and income that would have been incurred had we operated as a standalone company during the periods presented and may not reflect our results of operations, financial position and cash flows had we operated as a standalone company during the periods presented.

Actual costs that would have been incurred if we had operated as a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure.

We also may incur additional costs associated with being a standalone, publicly listed company that were not included in the expense allocations and, therefore, would result in additional costs that are not included in our historical results of operations, financial position and cash flows.

Recently Issued Accounting Standards

The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Liquidity

For the three months ended June 30, 2022 and 2021, the Company had a net loss of $(1,986,544) and net income of $1,017,766, respectively, has a working capital deficit of $26,543,066 and $24,859,441 as of June 30, 2022 and March 31, 2022, and has an accumulated deficit as of June 30, 2022 of $(18,665,519). As of June 30, 2022, the Company has $201,050 in cash and cash equivalents.

The Company has relied on Ecoark Holdings to provide the necessary capital to sustain their operations. The Company has included cost allocations as noted herein to reflect the operations as if they were a standalone entity.

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable period. The financial statements of the Company do not include any adjustments that may result from the outcome of the uncertainties.

The Company plans include the raising of capital through a potential offering once they are an SEC reporting company.

Impact of COVID-19

The COVID-19 pandemic has had a profound effect on the U.S. and global economy and may continue to affect the economy and the industries in which we operate, depending on the vaccine and booster rollouts and the emergence of virus mutations including Omicron.

COVID-19 did not have a material effect on the Statements of Operations or the Balance Sheets for the periods ended June 30, 2022 and 2021.

COVID-19 has contributed to the supply chain disruptions which have not yet had a material effect for the Company. The Company will continue to monitor the supply chain shortages affecting the world.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022 AND 2021

Because the federal government and some state and local authorities are reacting to the current Omicron variant of COVID-19, it is creating uncertainty on whether these actions could disrupt the operation of the Company’s business and have an adverse effect on the Company. The extent to which the COVID-19 outbreak may impact the Company’s results will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

NOTE 2: REVENUE

The Company recognizes revenue when it transfers promised services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those services.

The following table disaggregates the Company’s revenue by major source for the three months ended March 31:

	2022	2021
Revenue:
Oil and Gas Production	$1,674,110	$1,568,037
Other income	165	6,367
	$1,614,275	$1,574,404

There were no significant contract asset or contract liability balances for all periods presented. The Company elected the practical expedients in paragraphs 606-10-50-14 and 50-14A and does not disclose the amount of transaction price allocated to remaining performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which we recognize revenue at the amount to which we have the right to invoice for services performed, or variable consideration related to future service periods.

Collections of the amounts billed are typically paid by the customers within 30 to 60 days.

NOTE 3: INVENTORIES

The Company’s inventory as of June 30, 2022 and March 31, 2022 of $136,007 and $107,026, respectively, consisted of crude oil of approximately 4,897 and 4,935 barrels of unsold crude oil, respectively, using the lower of cost (LIFO) or net realizable value.

NOTE 5: PROPERTY AND EQUIPMENT AND GOODWILL

Property and equipment consisted of the following as of June 30, 2022 and March 31, 2022:

	June 30, 2022	March 31, 2022

Land	$140,000	$140,000
Buildings	236,000	236,000
Machinery and equipment	883,716	278,116
Total property and equipment	1,259,716	654,116
Accumulated depreciation and impairment	(77,682)	(57,652)
Property and equipment, net	$1,182,034	$596,464

As of June 30, 2022, the Company performed an evaluation of the recoverability of these long-lived assets. The analysis resulted in no impairment as of related to these assets.

Depreciation expense for the three months ended June 30, 2022 and 2021 was $20,030 and $10,697, respectively.

Ecoark Holdings recorded a total of $2,100,374 of goodwill in connection with the purchase of White River. The Company assessed the criteria for impairment, and there were no indicators of impairment present as of June 30, 2022, and therefore no impairment is necessary.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

NOTE 6: ACCRUED LIABILITIES

Accrued liabilities consisted of the following:

	June 30, 2022	March 31, 2022

Insurance	$22,882	$103,162
Other	35,375	-
Amounts due override owners	13,943	16,438
Total	$72,200	$119,600

NOTE 7: CAPITALIZED DRILLING COSTS AND OIL AND GAS PROPERTIES

Capitalized Drilling Costs

In January 2021, the Company commenced a drilling program on their Deshotel 24H well included in their proved reserves. The Company incurred $6,083,542 in costs related to this program of which $3,387,000 was expensed directly as drilling costs. The Company, pursuant to ASC 932 will amortize the remaining $2,696,542 of these costs, under the full-cost method based on the units of production method. Depletion expense for the three months ended June 30, 2022 and 2021 for the capitalized drilling costs was $54,324 and $273,686, respectively. As of June 30, 2022, the capitalized drilling costs were $348,725.

Oil and Gas Properties

The Company’s holdings in oil and gas mineral lease (“OGML”) properties as of June 30, 2022 and March 31, 2022 are as follows:

	June 30, 2022	March 31, 2022

Total OGML Properties Acquired	$5,536,495	$6,626,793

The Company’s properties consist of the following:

Cherry et al OGML including shallow drilling rights was acquired by Shamrock from Hartoil Company on July 1, 2018.

O’Neal Family OGML and Weyerhaeuser OGML including shallow drilling rights were acquired by White River on July 1, 2019 from Livland, LLC and Hi-Tech Onshore Exploration, LLC respectively in exchange for a $125,000 drilling credit to be applied by Livland, LLC on subsequent drilling operations.

Taliaferro Family OGML including shallow drilling rights was acquired by White River on June 10, 2019 from Lagniappe Operating, LLC.

Kingrey Family OGML including both shallow and deep drilling rights was entered into by White River and the Kingrey Family on April 3, 2019.

Peabody Family OGML including both shallow and deep drilling rights was acquired by White River on June 18, 2019 from SR Acquisition I, LLC, a subsidiary of Sanchez Energy Corporation, for a 1% royalty retained interest in conjunction with White River executing a lease saving operation in June 2019.

As discussed in Note 12, the Company acquired certain leases on June 11, 2020 and June 18, 2020 in Mississippi and Louisiana valued at $2,000. These assets were paid entirely in cash. In addition, the Company impaired $82,500 of property as it let certain leases lapse.

As discussed in Note 12, on August 14, 2020, the Company entered into an Asset Purchase Agreement with Rabb Resources, LTD which included the acquisition of real property. The purchase price for this acquisition was $3,500,000. Of this amount, $3,224,000, is reflected as Oil and Gas Properties.

As discussed in Note 12, on September 4, 2020, the Company entered into a Lease Assignment agreement. The purchase price for this acquisition was $1,500,000. Of this amount, $1,500,000, is reflected as Oil and Gas Properties.

As discussed in Note 12, on September 30, 2020, the Company entered into three Asset Purchase Agreements. The purchase prices for these acquisitions were $750,000. Of this amount, $760,000, is reflected as Oil and Gas Properties.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2022 AND 2021

As discussed in Note 12, on October 1, 2020, the Company entered into three Asset Purchase Agreements. The purchase price for these acquisitions were $22,400. Of this amount, $22,400, is reflected as Oil and Gas Properties.

As discussed in Note 12, on October 9, 2020, the Company entered into three Asset Purchase Agreements. The purchase price for these acquisitions were $615,000. Of this amount, $615,000, is reflected as Oil and Gas Properties.

In February and March 2021, the Company acquired additional leases for $916,242 under the Blackbrush/Deshotel lease related to the Participation Agreement.

On May 13, 2021, the Company’s subsidiaries White River Energy LLC and White River Operating LLC entered into a Letter Agreement for a .60 of 8/8th Earned Working Interest with TSEA Partners LLC (“TSEA”) for their Harry O’Neal 20-10 lease in Holmes County, MS (“Letter Agreement”). Under the terms of the Letter Agreement, TSEA paid $600,000 to the Company to transfer the working interest to TSEA and TSEA received a $300,000 drilling or workover credit to use towards any authority for expenditure at Horseshoe Field. There were no amounts valued as oil and gas properties for this particular property, and as a result, the entire $600,000 is reflected as a gain on sale of property as well as the removal of the asset retirement obligation of $175 which brought the total gain to $600,175.

Effective on July 1, 2021, the Company’s subsidiary White River SPV 2, LLC closed on the sale of the Weyerhauser OGML Lease. The Company did not record a value for the property as it was acquired in a group of properties on June 11, 2020 as the entire group of properties were purchased for $1,500. As a result, the entire sales price of $112,094, which includes the sale of the existing inventory and related expenses of $12,094 on this well and removal of the accumulated depletion, asset retirement obligation of $21,191 brought the total gain to $121,190.

The Company had an analysis completed by an independent petroleum consulting company in March 2021 to complete the acquisition analysis within the required one-year period. There were no adjustments required from the original asset allocation on March 27, 2020.

The Company impaired $1,235,285 for the year ended March 31, 2022 in undeveloped reserves.

The following table summarizes the Company’s oil and gas activities by classification for the three months ended June 30, 2022 and the year ended March 31, 2022.

Activity Category	March 31, 2021	Adjustments (1)	March 31, 2022
Proved Developed Producing Oil and Gas Properties
Cost	$7,223,379	$(2,307,411)	$4,915,968
Accumulated depreciation, depletion and amortization	(739,037)	(2,486,490)	(3,225,527)
Changes in estimates	-	-	-
Total	$6,484,342	$(4,793,901)	$1,690,441

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$5,868,137	$(931,785)	$4,936,352
Changes in estimates	(-)	(-)	(-)
Total	$5,868,137	$(931,785)	$4,936,352

Grand Total	$12,352,479	$(5,725,686)	$6,626,793

Activity Category	March 31, 2022	Adjustments (1)	June 30, 2022
Proved Developed Producing Oil and Gas Properties
Cost	$4,915,968	$(985,869)	$3,930,099
Accumulated depreciation, depletion and amortization	(3,225,527)	(76,164)	(3,301,691)
Changes in estimates	-	-	-
Total	$1,690,441	$(1,062,033)	$628,408

Undeveloped and Non-Producing Oil and Gas Properties
Cost	$4,936,352	$(28,265)	$4,908,087
Changes in estimates	-	-	-
Total	$4,936,352	$(28,265)	$4,908,087

Grand Total	$6,626,793	$(1,090,298)	$5,536,495

(1)	Relates to acquisitions and dispositions of reserves.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

NOTE 8: DUE TO RELATED PARTIES

The Company receives its support from Ecoark Holdings and other subsidiaries of Ecoark Holdings.

As of June 30, 2022 and March 31, 2022, the intercompany advances balance with Ecoark Holdings was $27,666,345 and $25,068,890, respectively. There is no interest charged on this amount and the amount is due on demand and reflected as a current liability. The balance is comprised of expenses paid on behalf of the Company by Ecoark Holdings.

Prior to July 1, 2021, the financial statements reflect allocations of certain Ecoark Holdings corporate, infrastructure and shared services expenses, including centralized research, legal, human resources, payroll, finance and accounting, employee benefits, real estate, insurance, information technology, telecommunications, treasury, and other income and expenses for interest expense on debt that portions were used for White River, changes in derivative liabilities on the books of Ecoark Holdings for warrants granted in offerings of which proceeds went towards the operations of White River, and conversions of debt. Where possible, these charges were allocated based on direct usage, with the remainder allocated on a pro rata basis of headcount, asset, or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented pursuant to SAB Topic 1.B.1. The allocations may not, however, reflect the expense the Company would have incurred as a standalone company for the periods presented. These costs also may not be indicative of the expenses that the Company will incur in the future or would have incurred if the Company had obtained these services from a third party.

During the year ended March 31, 2021, the Company converted and paid $2,362,760 in amounts due to prior owners. The Company recognized a loss on conversion of $1,247,971 in the year ended March 31, 2021.

NOTE 9: STOCKHOLDERS’ EQUITY (DEFICIT)

The Company has 100,000,000 shares of common stock authorized at $0.000001 par value per share, and there were 60,000,000 common shares issued and outstanding at June 30, 2022 and March 31, 2022, respectively, all owned by Ecoark Holdings. There is 1,000 shares of preferred stock authorized at $0.000001 par value, and no shares have been issued.

There were no equity transactions for the three months ended June 30, 2022 and the year ended March 31, 2022.

NOTE 10: COMMITMENTS AND CONTINGENCIES

On October 9, 2020, the Company and White River SPV, entered into a Participation Agreement (the “Participation Agreement”) by and among the Company, White River SPV, BlackBrush Oil & Gas, L.P. (“BlackBrush”) and GeoTerre, LLC, an unrelated privately-held limited liability company (the “Assignor”), to conduct drilling of wells in the Austin Chalk formation.

Pursuant to the Participation Agreement, the Company and White River SPV funded 100% of the cost, $5,746,941, associated with the drilling and completion of an initial deep horizontal well in the Austin Chalk formation. The Participation Agreement required the drilling costs that were paid into a designated escrow account at the commencement of the drilling in January 2021, which it was. BlackBrush agreed to assign to the other parties to the Participation Agreement, subject to certain exceptions and limitations specified therein, specified portions of its leasehold working interest in certain Austin Chalk formation units. The Participation Agreement provides for an initial allocation of the working interests and net revenue interests among the assignor, BlackBrush and the Company and then a re-allocation upon payout or payment of drilling and completion costs for each well drilled. Prior to payout, the Company will own 90% of the working interest and 67.5% of the net revenue interest in each well. Following payout, the Company will own 70% of working interest and 52.5% net revenue interest in each well.

The Parties to the Participation Agreement, except for the Company, had previously entered into a Joint Operating Agreement, dated September 4, 2020 (the “Operating Agreement”) establishing an area of mutual interest, including the Austin Chalk formation, and governing the parties’ rights and obligations with respect to drilling, completion and operation of wells therein. The Participation Agreement and the Operating Agreement require, among other things, that White River SPV and the Company drill and complete at least one horizontal Austin Chalk well with a certain minimum lateral each calendar year and/or maintain leasehold by paying its proportionate share of any rental payments.

NOTE 11: CONCENTRATIONS

Customer Concentration. Three and three customers accounted for more than 10% of the accounts receivable balance at June 30, 2022 and March 31, 2022 for a total of 70% and 66% of accounts receivable, respectively. In addition, two and three customers represent approximately 33% and 97% of total revenues for the Company for the three months ended June 30, 2022 and 2021, respectively.

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

Supplier Concentration. Certain of the raw materials, components and equipment used by the Company in the manufacture of its products are available from single-sourced vendors. Shortages could occur in these essential materials and components due to an interruption of supply or increased demand in the industry. If the Company were unable to procure certain materials, components or equipment at acceptable prices, it would be required to reduce its manufacturing operations, which could have a material adverse effect on its results of operations. In addition, the Company may make prepayments to certain suppliers or enter into minimum volume commitment agreements. Should these suppliers be unable to deliver on their obligations or experience financial difficulty, the Company may not be able to recover these prepayments.

The Company occasionally maintains cash balances in excess of the FDIC insured limit. The Company does not consider this risk to be material.

Commodity price risk

We are exposed to fluctuations in commodity prices for oil and natural gas. Commodity prices are affected by many factors, including but not limited to, supply and demand.

NOTE 12: ACQUISITIONS

The following represent acquisitions for the years ended March 31, 2022 and 2021. There were no acquisitions during the three months ended June 30, 2022.

Energy Assets

On June 11, 2020, the Company acquired certain energy assets from SR Acquisition I, LLC for $1,500 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of 262 total wells in Mississippi and Louisiana, approximately 9,000 acres of active mineral leases, and drilling production materials and equipment. The 262 total wells include 57 active producing wells, 19 active disposal wells, 136 shut-ins with future utility wells, and 50 shut-in pending plugging wells. Included in the assignment are 4 wells in the Tuscaloosa Marine Shale formation.

On June 18, 2020, the Company acquired certain energy assets from SN TMS, LLC for $500 as part of the ongoing bankruptcy reorganization of Sanchez Energy Corporation. The transaction includes the transfer of wells, active mineral leases, and drilling production materials and equipment.

The Company accounted for these acquisitions as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the Rabb Resources, LTD. historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Rabb Resources

On August 14, 2020, the Company entered into an Asset Purchase Agreement by and among the Company, White River E&P LLC, a Texas Limited Liability Company and a wholly-owned subsidiary of the Company Rabb Resources, LTD. and Claude Rabb, the sole owner of Rabb Resources, LTD. Pursuant to the Asset Purchase Agreement, the Company completed the acquisition of certain assets of Rabb Resources, LTD. The acquired assets consisted of certain real property and working interests in oil and gas mineral leases. The Company in June 2020 previously provided for bridge financing to Rabb Resources, LTD under the $225,000 Senior Secured Convertible Promissory Note. As consideration for entering into the Asset Purchase Agreement, the Company agreed to pay Rabb Resources, LTD. A total of $3,500,000 consisting of (i) $1,500,000 in cash, net of $304,475 in outstanding amounts related to the note receivable and accrued interest receivable, and (ii) $2,000,000 payable in common stock of the Company, which based on the closing price of the common stock as of the date of the Asset Purchase Agreement equaled 102,828 shares. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the Rabb Resources, LTD. historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Building	$236,000
Land	140,000
Oil and Gas Properties	3,224,000
Asset retirement obligation	(100,000)
$3,500,000

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

Unrelated Third Party

On September 4, 2020, the Company entered into an Agreement and Assignment of Oil, Gas and Mineral Lease with GeoTerre Operating, LLC, a privately held limited liability company (the “Assignor”). Under the Lease Assignment, the Assignor assigned a 100% working interest (75% net revenue interest) in a certain oil and gas lease covering in excess of 1,600 acres (the “Lease”), and the Company paid $1,500,000 in cash to the Assignor. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

O’Neal Family

On September 30, 2020, the Company entered into three asset purchase agreements (the “Asset Purchase Agreements”) with privately-held limited liability companies to acquire working interests in the Harry O’Neal oil and gas mineral lease (the “O’Neal OGML”), the related well bore, crude oil inventory and equipment. Immediately prior to the acquisition, the Company owned approximately 61% working interest in the O’Neal OGML oil well and a 100% working interest in any future wells.

The purchase prices of these leases were $125,475, $312,261 and $312,264, respectively, totaling $750,000. The consideration paid to the Sellers was in the form of 68,182 shares of common stock. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Oil and Gas Properties	$760,000
Asset retirement obligation	(10,000)
$750,000

Luling Prospect

On August 16, 2021 the Company entered into an agreement with a privately-held limited liability company to acquire working interests in the Luling Prospect for $250,000. No other assets were acquired in this, nor was there any recognized ARO for this working interest. The manager of the privately held limited liability company is related through marriage to the Chairman and CEO of the Company, however the acquisition was determined to be at arms’ length. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant.

Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Oil and gas properties	$250,000
$250,000

Concordia Leases

On September 1, 2021 the Company entered into an agreement with several individuals to acquire working interests in the various leases in Concordia, LA for $53,500. No other assets were acquired in this, nor was there any recognized ARO for this working interest. The Company accounted for this acquisition as an asset acquisition under ASC 805 and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, as a result of the amendment, the presentation of the historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, were not required to be presented.

Working interest in oil and gas wells	$53,500
$53,500

NOTE 13: ASSET RETIREMENT OBLIGATIONS

In conjunction with the approval permitting the Company to resume drilling in the existing fields, the Company has recorded an asset retirement obligation (“ARO”) based upon the plan submitted in connection with the permit. The ARO results from the Company’s responsibility to abandon and reclaim their net share of all working interest properties and facilities.

The following table summarizes activity in the Company’s ARO for the three months ended June 30, 2022 and the year ended March 31, 2022:

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

	June 30, 2022	March 31, 2022

Balance, beginning of period	$1,303,751	$1,531,589
Accretion expense	18,346	155,612
Reclamation obligations settled	-	-
Disposition due to sale of property	(576,036)	(383,450)
Additions	-	-
Changes in estimates	-	-
Balance, end of period	$746,061	$1,303,751

Total ARO at June 30, 2022 and March 31, 2022 shown in the table above consists of amounts for future plugging and abandonment liabilities on our wellbores and facilities based on third-party estimates of such costs, adjusted for inflation for the periods ended June 30, 2022 and March 31, 2022, respectively. These values are discounted to present value at 10% per annum for the periods ended June 30, 2022 and March 31, 2022. The Company disposed of a portion of their properties and wrote off the balance of ARO associated with that disposal of $576,036 and $383,450 in sales of some of the Company’s properties during the three months ended June 30, 2022 and the year ended March 31, 2022, respectively.

NOTE 14: RELATED PARTY TRANSACTIONS

On March 27, 2020, the Ecoark Holdings issued 1,789,041 shares of its common stock to the Company and assumed approximately $11,774,455 in debt and lease liabilities of the Company. The transaction was approved by all of the disinterested members of the Board of Ecoark Holdings. The Chairman and CEO of the Company is the Chief Financial Officer and Treasurer of Ecoark Holdings.

NOTE 15: LEASES

The Company has adopted ASU No. 2016-02, Leases (Topic 842), as of April 1, 2019 and will account for their leases in terms of the right of use assets and offsetting lease liability obligations under this pronouncement. The Company recorded these leases at present value, in accordance with the standard, using a discount rate of 11.36%. The right of use asset is composed of the sum of all lease payments, at present value, and is amortized straight line over the life of the expected lease term. For the expected term of the lease the Company used the initial terms ranging between 42 and 60 months. Upon the election by the Company to extend the lease for additional years, that election will be treated as a lease modification and the lease will be reviewed for re-measurement.

The Company has chosen to implement this standard using the modified retrospective model approach with a cumulative-effect adjustment, which does not require the Company to adjust the comparative periods presented when transitioning to the new guidance. The Company has also elected to utilize the transition related practical expedients permitted by the new standard. The modified retrospective approach provides a method for recording existing leases at adoption and in comparative periods that approximates the results of a modified retrospective approach. Adoption of the new standard did not result in an adjustment to retained earnings for the Company.

As of June 30, 2022, the value of the unamortized lease right of use asset is $207,842, which is from operating leases (through maturity at June 30, 2024). As of June 30, 2022, the Company’s lease liability was $227,022, which is from operating leases.

Maturity of lease liability for the operating lease for the period ended June 30,
2023	$156,259
2024	$70,763
Total lease liability	$227,022

Disclosed as:
Current portion	$156,259
Non-current portion	$70,763

Amortization of the right of use asset for the period ended June 30,
2023	$143,109
2024	$64,733

Total	$207,842

WHITE RIVER HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2022 AND 2021

Total Lease Cost

Individual components of the total lease cost incurred by the Company is as follows:

	Three Months ended June 30, 2022	Three Months ended June 30, 2021

Operating lease expense	$36,122	$33,963

NOTE 16: NOTES PAYABLE

Notes payable consisted of the following as of June 30, 2022 and March 31, 2022.

	June 30, 2022	March 31, 2022
	(unaudited)
Equipment Note - Amur (a)	$85,075	$-
Truck Note - Mitsubishi (b)	60,191	-
Total long-term debt	145,266	-
Less: current portion	(41,414)	(-)
Long-term debt, net of current portion	$103,852	$-

(a)	Equipment note entered into April 2022 for two trucks totaling $87,964 at 11.99% interest per annum for 4 years maturing April 2026.

(b)	Truck note entered into May 2022 for a truck totaling $61,973 at 11.99% interest per annum for 30 months maturing November 2024.

The following is a list of maturities as of June 30:

2023	$41,414
2024	46,662
2025	35,254
2026	21,936
$145,266

Interest expense on long-term debt during the three months ended June 30, 2022 and 2021 are $2,421 and $0, respectively.

NOTE 17: SUBSEQUENT EVENTS

Subsequent to June 30, 2022, and up through October 25, 2022, the Company had the following transactions:

Fortium Holdings Corp. (“Fortium”) executed a Share Exchange Agreement (the “Exchange Agreement”) on July 25, 2022 and pursuant to the Exchange Agreement that day acquired 100% of the outstanding shares of capital stock of White River from Ecoark Holdings, Inc.(“Ecoark”), White River’s sole shareholder. In exchange Fortium issued Ecoark 1,200 shares of the newly designated non-voting Series A Convertible Preferred Stock (the “Series A”). The Series A will become convertible into approximately 42,253,521 shares of Fortium’s common stock upon such time as (A) Fortium has filed a Form S-1 or Form 10, or other applicable form, with the Securities and Exchange Commission (the “SEC”) and such Form S-1 or other registration statement has been declared effective, or such Form 10 or other applicable form is no longer subject to comments from the Staff of the SEC, and (B) Ecoark elects to distribute shares of the Fortium’s common stock to Ecoark’s shareholders. The Series A has a stated value of $30 million and has a liquidation preference over the common stock and any subsequent series of junior preferred stock equal to the stated value, plus any accrued but unpaid dividends.